EXHIBIT 15.1

           INDEPENDENT ACCOUNTANTS' AWARENESS LETTER



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs:

We are aware that Diamond Shamrock, Inc. has included our report dated May 11, 1995 (issued pursuant to the provisions of Statement on Auditing Standards No.
71) in the Prospectuses constituting part of its Registration Statements on Form S-3 (Nos. 33-67166 and 33-67556) filed on August 9, 1993, and August 18, 1993, respectively, and on Form S-8 (Nos. 33-15268, 33-34306, 33-50573 and 33-59025)
filed on June 22, 1987, April 13, 1990, October 6, 1993 and May 2, 1995, respectively. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,





/S/ PRICE WATERHOUSE LLP
    Price Waterhouse LLP


San Antonio, Texas
May 11, 1995